Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:           July 17, 1995
(Date of earliest event reported): (June 30, 1995)

Commission file number 1-5558


Katy Industries, Inc.
(Exact name of registrant as specified in its charter)
Delaware                                                75-1277589
 (State of Incorporation)           (IRS Employer
Identification Number)


6300 S. Syracuse #300, Englewood, Colorado           80111
(Address of Principal Executive Offices)       (Zip Code)


Registrant's telephone number, including area code: (303)
290-9300


(Former name or former address, if changed since last report)
Not applicable
























Item 2. Acquisition or Disposition of Assets

     On June 30, 1995, Katy Industries, Inc. ("Katy" or the "Company"), sold one-half of its interest (90,000 shares) in Schon & Cie, AG ("Schon") to Pegasus Beteiligungen AG ("Pegasus") of Heidelberg, Germany. Schon has three wholly-owned subsidiaries, Sofema S.A.R.L., Schoen Machinery USA,
Inc. and American Shoe Machinery Company (collectively referred to with
Schon as the "Schon Group"). The sale, which is irrevocable, was made on the basis of a contingent price, whereby Katy will receive two-thirds of the amount ultimately realized by Pegasus in any future sale of such shares, or, under some circumstances, will be entitled to find a purchaser for two-thirds of such shares and receive the proceeds of the sale thereof.
Katy continues to hold 90,000 shares, or a 37.5% interest in Schon, and Katy and Pegasus have agreed that Pegasus will secure three seats, and Katy will retain two seats, on Schon's nine-member Supervisory Board. The Schon Group manufactures and sells a wide range of mechanical and programmable four post, web and flat bed die-cutting equipment, and shoe manufacturing machines. The assets of the Schon Group include accounts receivable, machinery and equipment, inventory and real property. With the reduction in its ownership interest, Katy will report its continuing investment in Schon using the equity basis of accounting for an unconsolidated subsidiary effective June 30, 1995. There is no material relationship between Pegasus and Katy, or any of their respective affiliates, directors or officers or to the knowledge of Katy, any associate of any such director or officer.





Item 7.  Financial Statements and Exhibits

     Set forth below is the information required by 7(b), Pro Forma Financial Information of Form 8-K with respect to the sale of 37.5% of the outstanding stock of Schon & Cie, AG.

Pro Forma Financial Statements                                 F-1

     Unaudited Pro Forma Balance Sheet as of March 31, 1995    F-2

     Unaudited Pro Forma Statement of Operations for the
     twelve months ended December 31, 1994                     F-3

     Unaudited Pro Forma Statement of Operations for the
     three months ended March 31, 1995                         F-4

     Unaudited Pro Forma Notes to the Pro Forma
     Financial Statements                                      F-5





KATY INDUSTRIES, INC.
UNAUDITED PRO FORMA FINANCIAL STATEMENTS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1994 AND
THE THREE MONTHS ENDED MARCH 31, 1995


The following unaudited pro forma balance sheet as of March 31, 1995, gives effect to the sale of 37.5% of the common stock of Schon & Cie, AG ("Schon") by Katy Industries, Inc. ("Katy") as if the sale had occurred on January 1, 1994. The unaudited statements of operations for the twelve months ended December 31, 1994 and the three months ended March 31, 1995 give effect to the above transaction and to the acquisition by Hallmark Holdings, Inc., a wholly-owned subsidiary of Katy, of the common stock of GC Thorsen, Inc. ("Thorsen") as if both transactions had occurred on January 1, 1994. The acquisition of Thorsen was previously reported on Form 8K/A on June 19, 1995.

The historical financial data of Katy and Thorsen included in the pro forma statements is as of the periods presented. The financial statements of Schon are as of a different date because of the time required to prepare and translate such financial statements under United States generally accepted accounting principles, and the presentation is consistent with prior practice. The historical financial data of Schon included in the pro forma
balance sheet is as of January 31, 1995.   The historical financial data of
Schon included in the pro forma statements of operations is for the twelve months ended October 30, 1994 and for the three months ended
January 31,1995.

The unaudited pro forma financial data is based on management's best estimate of the effects of the disposition of 37.5% of Schon's outstanding shares, and the acquisition of Thorsen. Pro forma adjustments are based on currently available information; however, the actual adjustments will be based on more precise appraisals, evaluations and estimates of fair values. It is possible that the actual adjustments could differ from those presented in the unaudited pro forma combined financial statements.

The unaudited pro forma statements of operations for the twelve months ended December 31, 1994, and the three months ended March 31, 1995, are not necessarily indicative of the results of operations that actually would have been achieved had the sale of Schon and the acquisition of Thorsen been consummated as of the dates indicated, or that may be achieved in the future. The unaudited pro forma financial statements should be read in conjunction with the accompanying notes.

Thorsen's financial performance for the three months ended March 31, 1995, prior to the acquisition by Katy, was affected by several factors. In 1994, the cost basis of a portion of the inventory sold had been stepped up to approximately its selling price as a part of the acquisition of Thorsen by its previous parent, Elgin National Industries,Inc., late in 1993.
The effect in 1994 of this cost basis step-up was to depress margins on sales made in early 1994, and as a result, 1995 margins are higher.
The improved margins in 1995 were partially offset by higher material prices for Thorsen's tool business and higher selling expenses due to the increase in sales during the three months ended March 31, 1995.

The unaudited pro forma statements of operations do not reflect the tax benefit (approximately $3,000,000) resulting from the sale of the Schon stock. This benefit will be reflected in Katy's financial statements for the period ended June 30, 1995.


KATY INDUSTRIES, INC.
UNAUDITED PRO FORMA BALANCE SHEET
AS OF MARCH 31, 1995
(in thousands except per share information)

                                      Katy              Schon
                                      Historical    Historical          Pro Forma

CURRENT ASSETS:
       Cash and cash equivalents     $   2,607       $    731         $  1,876
       Marketable securities            27,812              -           27,812
       Accounts and notes receivable    31,417          4,594           26,823
       Inventories                      45,903          9,049           36,854
       Other current assets             13,413          1,169           12,244

        Total current assets           121,152         15,543          105,609

NON-CURRENT ASSETS:
       Investments, at equity, in
         unconsolidated subsidiaries    46,524           -              46,524
       Other investments                12,058           -              12,058

       Property, plant and equipment    95,285         20,644           74,641
         Accumulated depreciation    (  48,608)     (  15,545)       (  33,063)
      Net property, plant
         and equipment                  46,677          5,099           41,578

       Other assets                     12,161          1,245           10,916

                     Total assets     $238,572        $21,887         $216,685

CURRENT LIABILITIES:
       Accounts and notes payable    $ 37,554        $  7,941         $ 29,613
       Other current liabilities       39,161           6,779           32,382

       Total current liabilities       76,715          14,720           61,995

LONG-TERM DEBT AND OTHER LIABILITIES   50,148           7,752           42,396

MINORITY INTEREST                         215                              215

STOCKHOLDERS' EQUITY:
       Common stock and additional paid-
           in capital                  60,932             -             60,932
       Retained earnings               54,282      (    2,681)          56,963
       Other equity adjustments      (  3,720)          2,096      (     5,816)

      Total stockholders' equity      111,494        (    585)         112,079

          Total liabilities and
         stockholders' equity        $238,572       $ 21,887          $216,685


See Unaudited Pro Forma Notes to Financial Statements






KATY INDUSTRIES, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1994
(in thousands except per share information)

                                       Katy        Schon       GC Thorsen      Pro Forma
                                    Historical    Historical   Historical      Adjustments  Pro Forma

Net sales                              $159,581    $ 34,256     $ 41,843    $167,168

Costs and expenses:
   Cost of goods sold                   113,932       32,298      31,152  (     420) (1)    112,366
   Selling, general and
    administrative expenses              47,630        8,048       8,595   (    282) (1)(2)  47,895
   Depreciation and amortization          6,049        1,325         555        279  (1)(3)   5,558
   Interest expense                       1,916        1,450         452       1,108    (4)   2,026
   Interest income                (      3,438)  (      124)                                ( 3,314)
   Other, net                              252   (    1,365)                      80    (2)   1,697
   Write-off of assets                    9,288                                               9,288
                                        175,629       41,632      40,754         765        175,516

   Income (Loss) from consolidated
   operations before benefit
    (provision) for income taxes
      and minority interest          (   16,048) (    7,376)       1,089      (  765)      (  8,348)

Benefit (Provision) for income taxes      3,923  (      239) (       481)        454    (5)   4,135

Minority interest                      (     13)                                            (    13)

   Income (Loss) from consolidated
     operations                      (   12,138)  (    7,615)         608    (    311)      (  4,226)

Equity in income (loss) of unconsolidated
     subsidiaries (net of tax)            3,295                             (   2,631)  (6)      664

   Income (Loss) from operations    ($    8,843)   ($  7,615)   $     608    ($ 2,942)      ($  3,562)
Income (Loss) per share of
  Common Stock                     ($      0.98)                                            ($    0.39)
Weighted average shares outstanding       9,032                                                 9,032

See Unaudited Pro Forma Notes to Financial Statements

KATY INDUSTRIES, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 1995
(in thousands except per share information)

                                      Katy         Schon        GC Thorsen    Pro Forma
                                     Historical    Historical   Historical    Adjustments    Pro Forma

Net sales                              $ 38,358    $   7,056    $ 10,481                     $  41,783

Costs and expenses:
   Cost of goods sold                    26,456        6,101       7,817  (     110)   (1)      28,062
   Selling, general and
   administrative expenses               10,954        2,230       2,272      (  55)   (1)      10,941
   Depreciation and amortization          1,378          270         139          79   (1)(3)    1,326
   Interest expense                         418          259         110         304      (4)      573
   Interest income                 (       276)                                                (   276)
   Other, net                              237           290                                   (    53)

                                         39,167        9,150      10,338         218            40,573

   Income (Loss) from consolidated
     operations before benefit (provision) for
     income taxes and minority interest  (  809)    (  2,094)        143      (  218)            1,210

Benefit (Provision) for income taxes     (  628)    (     30)    (    59)        125   (5)       ( 532)

Income (Loss) from consolidated
  operations                         (    1,437)  (    2,124)         84    (     93)              678

Equity in income (loss) of unconsolidated
  subsidiaries (net of tax)                 700                                                    700

   Income (Loss) from operations   ($       737)   ($  2,124)   $      84 ($      93)           $1,378

Income (Loss) per share of
Common Stock                        ($     0.08)                                                $ 0.15

Weighted average shares outstanding       9,076                                                  9,076

See Unaudited Pro Forma Notes to Financial Statements

KATY INDUSTRIES, INC.
UNAUDITED PRO FORMA NOTES TO FINANCIAL STATEMENTS
(In thousands except per share information)




NOTES:

(1) Reclassifies GC Thorsen's depreciation expense from Cost of Goods sold ($420 for the twelve months and $110 for the three months) and Selling, general and administrative expenses ($202 for the twelve months and $55 for the three months) to Depreciation and amortization to be consistent with Katy's classification.

(2) Reclassifies GC Thorsen's provision for doubtful accounts to be consistent with Katy's classification.

(3) Represents the elimination of GC Thorsen's amortization expense relating to certain non-competition agreements ($555 for the twelve months and $139 for the three months) which will no longer be incurred as a result of the acquisition and the amortization of the purchase price paid by Katy in excess of the fair value of the net assets acquired ($212 for the twelve months and $53 for the three months) arising from the acquisition of GC Thorsen.

(4) Represents the estimated effect on interest expense ($1,560 for the twelve months and $414 for the three months) from the $19,500 of borrowings under the Katy bank line of credit to finance the acquisition of GC Thorsen at an effective borrowing rate of approximately 8.5% and the elimination of interest expense
    ($452 for the twelve months and $110 for the three months) on GC Thorsen's mortgage note retired by Katy.

(5)  Represents the tax effects of the pro forma adjustments described above.

(6) Represents Katy's share of the losses of Schon for the year of 1994 as equity in the loss of unconsolidated subsidiaries.




SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Katy Industries, Inc.
                                                     (Registrant)

                             By   /S/Paul Kurowski
                             Paul Kurowski
                             Chief Financial Officer

Date:   July 17, 1995